Exhibit 10(b)(i)

TI SUPPLEMENTAL PENSION PLAN

Texas Instruments Incorporated, a Delaware corporation with its principal offices in Dallas, Texas, (hereafter "TI" or "the Company") does hereby amend, restate, and continue the TI Supplemental Pension and Profit Sharing Benefit
Plan and the TI Supplemental Pension and Profit Sharing Benefit Plan II in
part as the TI Supplemental Pension Plan (hereinafter referred to as the
"Plan").

TI adopted the TI Supplemental Pension and Profit Sharing Benefit Plan
effective as of September 8, 1978, and the TI Supplemental Pension and Profit
Sharing Benefit Plan II as of January 1, 1993. Both such plans were amended from time to time. These two supplemental plans supplemented pension benefits provided under the TI Employees Pension Plan and defined contribution plan benefits provided under the TI Employees Universal Profit Sharing Plan. The provisions of such supplemental plans relevant to, and supplementing pension benefits under, the TI Employees Pension Plan are hereby amended, restated and merged into this Plan, effective January 1, 1998. The supplemental pension plan obligations accrued under the two prior such supplemental plans will be provided under this Plan on and after January 1, 1998.

The provisions of the two supplemental plans relevant to, and supplementing benefits under, the TI Employees Universal Profit Sharing Plan, and effective January 1, 1998, the TI Employees Retirement and Profit Sharing
Plan, were amended, restated and merged into the TI Deferred Compensation Plan
(the "Deferred Compensation Plan").

Following January 1, 1998, the TI Supplemental Pension and Profit Sharing
Benefit Plan and the TI Supplemental Pension and Profit Sharing Plan II, as
amended from time to time, shall not apply to any Employee of any Employer who has not commenced receipt of benefits under such supplemental plans prior to
January 1, 1998. The benefits of Employees or Beneficiaries in pay status prior to January 1, 1998, under such supplemental plans shall continue to be determined under the provisions of the prior supplemental plans, as applicable, and not under this Plan.

This Plan as so amended and restated shall be effective as of January 1,
1998.

The purpose of the Plan is to restore certain benefits which cannot be provided under the TI Employees Pension Plan as a result of deferral of compensation under the Deferred Compensation Plan or by reason of the application of section 401(a)(17) and/or section 415 of the Internal Revenue
Code of 1986, as amended (the "Code"), to a select group of management and highly compensated employees, as described in section 201(2) of the Employee
Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA").
With respect to benefits or contributions lost under the TI Employees Pension
Plan by reason of the operation of section 415 of the Code, this Plan is intended to constitute an "excess benefit plan", as defined in Section 3 of
ERISA, that is exempt from the provisions of ERISA by reason of section 4(b)(5) of ERISA.

Article I
Definitions and Construction

Whenever used in this Plan, the following words and phrases shall have the meanings set forth below, unless a different meaning is plainly required by the context. Unless otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

Sec. 1-1. Administrator. "Administrator" means the person or persons from time to time acting under the provisions of Article V hereof.

Sec. 1-2. Beneficiary. "Beneficiary" means the person or persons named by a Participant who is not married as his or her Beneficiary, co-Beneficiary, or contingent Beneficiary under the TI Employees Pension Plan. "Beneficiary"
means, in the case of a married Participant, the spouse of the Participant to whom the Participant was married at the time of his or her death unless the
Participant has designated another joint annuitant, contingent annuitant,
Beneficiary, co-Beneficiary, or contingent Beneficiary under the TI Employees
Pension Plan, in which case such persons or person shall be the
Beneficiary(ies) under this Plan.

A person who is an alternate payee under a qualified domestic relations order may be considered a Beneficiary for purposes of this Plan.

Sec. 1-3. Board of Directors. "Board of Directors" means the Board of
Directors of TI or of any Subsidiary which has adopted this Plan.

Sec. 1-4. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Sec. 1-5. Compensation Committee. "Compensation Committee" means the
Compensation Committee of the Board of Directors of TI.

Sec. 1-6. Deferred Compensation Plan. "Deferred Compensation Plan"
means the TI Deferred Compensation Plan.

Sec. 1-7. Employee. "Employee" means any employee of TI or its
Subsidiaries, whether full or part-time.

Sec. 1-8. Employer. "Employer" means Texas Instruments Incorporated and any other corporation which may become a party to this Plan; provided that
TI shall have sole power to amend or terminate this Plan.

Sec. 1-9. ERISA. "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

Sec. 1-10. Participant. "Participant" means both a Participant who is accruing or has accrued a benefit pursuant to designation under Article III.

Sec. 1-11. Plan Year. "Plan Year" means a calendar year.

Sec. 1-12. Subsidiary. "Subsidiary" means any entity whose assets and net income are included in the consolidated financial statements of TI and its subsidiaries audited by TI's independent auditors and reported to shareholders in the published annual report to shareholders.

Sec. 1-13. Termination of Employment. "Termination of Employment" means the complete cessation of the employer-employee relationship between TI or any
Subsidiary and a Participant, including a leave of absence from which the

Administrator, in its sole discretion, determines that the Participant is not expected to return.

Sec. 1-14. Construction. This Plan is not intended to constitute a
"qualified plan" subject to the limitations of section 401(a) of the Code, nor shall it constitute a "funded plan", for purposes of such requirements. It is intended that this Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of ERISA and the fiduciary requirements of Part 4 of Title I of
ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
If any provision of this Plan is determined to be for any reason invalid or unforceable, the remaining provisions of this plan shall continue in full force and effect. This Plan shall be governing construed in accordance with the laws of the State of Texas, except to the extent otherwise required by reference only and are not to be considered in the construction of this Plan.
This Plan is functionally and operationally related to the TI Employees Pension
Plan, and is to be interpreted in a manner consistent with the TI Employees
Pension Plan to provide the benefits contemplated hereunder in a comprehensive manner.

Article II
Eligibility and Participation

Sec. 2-1. Eligibility and Participation. Any Employee shall be eligible for participation in this Plan, and shall automatically become a Participant in the event, that, pursuant to the terms of Article III, any amount would be payable to the Participant under this Plan. In the event that a Participant shall have a Termination of Employment prior to becoming vested in any benefit under the TI Employees Pension Plan, the Participant shall forfeit any benefits accrued under this Plan. Conversely, in the event the Participant shall separate from employment with a vested interest in benefits under the TI
Employees Pension Plan, the Participant shall have a vested interest in the corresponding benefits under this Plan. Until a vested Participant has received payment of all benefits credited to or accrued by the Participant hereunder, the participation of the Participant in this Plan shall continue.

Article III
Supplemental Benefits

Sec. 3-1. Supplemental Benefits. The benefit payable under this Plan to a Participant shall be the difference between the benefit actually payable under the TI Employees Pension Plan at the time of computation (and in the form of benefit for which the computation is made) and the benefit that would be payable under the TI Employees Pension Plan if:

(a) the TI Employees Pension Plan contained no limit on the Compensation that may be considered under section 401(a)(17) of the Code (for purposes of the calculation and accrual of benefits under the TI
Employees Pension Plan);

(b) "Compensation" for each plan year under the TI Employees Pension
Plan included amounts electively deferred, if any, by a Participant under the Deferred Compensation Plan from earnings that would have constituted Compensation for such plan year under the TI Employees
Pension Plan, had such amounts not be electively deferred and/or, if applicable, had section 401(a)(17) of the Code not precluded the consideration of such earnings as Compensation (in the absence of such deferral); for such purpose, no amounts of "Incentive
Compensation", as such term is defined in the TI Deferred
Compensation Plan, shall be considered as Compensation for purposes of calculating this benefit (whether or not such Incentive
Compensation is deferred under the Deferred Compensation Plan; and.

(c) the TI Employees Pension Plan contained no limit pursuant to section
415 of the Code upon the maximum amount of pension that be paid by the TI Employees Pension Plan (such as the limits in effect on
January 1, 1998, under Section 5.12 of the TI Employees Pension
Plan).

Sec. 3-2. Payment of Supplemental Benefit. Subject to Section 3-3, the
benefit determined pursuant to Section 3-1 shall be paid to the person entitled thereto as though it were a part of the benefit being paid to such person under the TI Employees Pension Plan, so that it is payable at the same time, and in the same form, and subject to the same limits and restrictions
(other than the limitations referenced in subparagraphs (a), (b) and (c) of
Section 3-1) as such person's benefits are subject to under the TI Employees
Pension Plan. In the event that the benefits under the TI Employees Pension
Plan are payable in the form of a direct rollover, the benefits payable under this Plan shall be payable as though the benefits under the TI Employees
Pension Plan were payable in the normal form of benefit applicable to such person.

Sec. 3-3. Restrictions. No benefits accrued under this Plan may be withdrawn by, or distributed to, a Participant while the Participant remains employed by the Company or an Affiliate. No loans may be made to any
Participant with respect to benefits accrued under this Plan. Benefits payable under this Plan may not be rolled over or transferred to an individual retirement account or to any other employee benefit plan. No distribution shall be made under this Plan by reason of a distribution under the TI
Employees Pension Plan that is made pursuant to section 401(a)(9) of the Code.
In the event that payment of benefits under the TI Employees Pension Plan is suspended, payment of corresponding benefits under this Plan will be similarly suspended. Benefits provided under this Plan shall not constitute earnings or compensation for purposes of determining contributions or benefits under any other employee benefit plan of the Employers.

Sec. 3-4. Taxes. TI makes no guarantees and assumes no obligation or responsibility with respect to a Participant's Federal, state, or local income, estate, inheritance or gift tax obligations, if any, under this Plan.
Any taxes required to be withheld from payment to payees hereunder shall be deducted and withheld by the Company, benefit provider or funding agent.

Sec. 3-5. Assignment. Except as provided in Section 3-6 below, no
Participant or Beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of
Participants and their Beneficiaries.

Sec. 3-6. Spousal Claims. Any claim against any benefits hereunder for child support, spousal maintenance or alimony shall be treated in the same manner as would a claim for corresponding benefits under the TI Employees
Pension Plan and shall be subject to all claims provisions and restrictions of the TI Employees Pension Plan. The Administrator may delegate the administration of spousal claims to the Administration Committee under the TI
Employees Pension Plan.

Sec. 3-7. Payment in the Event of Legal Disability. If a Participant or
Beneficiary entitled to distribution from the Plan is under a legal disability, or in the sole judgment of the Administrator is unable to apply such distribution to his or her own interest and advantage, the Administrator may direct the Plan to make such payment, to be expended for his or her benefit in any one or more of the following ways:

(a) directly to such person;

(b) such person's legal guardian or conservator; or

(c) to such person's spouse or to any person charged with his or her support.

The decision of the Administrator shall in each case be final and binding upon all persons in interest. Any such payment shall completely discharge the obligation of the Administrator, TI and the Plan with respect to such payment.

Article IV
Funding

Sec. 4-1. Funding. Benefits under this Plan shall be funded solely by the Employers. Benefits payable under this Plan shall be paid from the general assets of the Employers and this Plan shall constitute the Employers' unfunded and unsecured promise to pay such benefits. Notwithstanding the foregoing, TI may create reserves, funds, and provide for amounts to be held in trust on behalf of the Employers under such trust agreements or custodial arrangements as the Compensation Committee in its absolute and sole discretion deems appropriate.

Sec. 4-2. Creditor Status. A Participant and his or her Beneficiary or
Beneficiaries shall be general creditors of TI with respect to the payment of any benefit under this Plan.

Article V
Administration of the Plan

Sec. 5-1. Administration. The Administrator shall be charged with the administration of the Plan and shall have the power and authority as may be necessary and appropriate for such purposes, including (but not by way of limitation), the defense of lawsuits and conduct of litigation in the name of the Plan (subject to the approval of the General Counsel of TI), the full power and discretion to interpret and construe this Plan where it concerns question of eligibility or status, and subject to the opportunity for review of denied claims pursuant to Section 5-5 below, the rights of Participants and others hereunder, and in general decide any dispute arising under this Plan.
In all such cases the determination of the Administrator shall be final, conclusive and binding with respect to Participants and Beneficiaries.

Sec. 5-2. Number and Selection. The Plan shall be administered by an
Administrator or Administrators appointed by the Compensation Committee. Each
Administrator shall serve without compensation for services in connection with the administration of this Plan and TI shall pay the expenses of administering the Plan.

Sec. 5-3. Action by Administrator.

(a) If the Administrator is one person, that person shall determine all actions delegated to the Administrator, except as otherwise provided below.

(b) If more than one person is appointed Administrator, all actions of the Administrator shall be by a majority of the persons so appointed, except as otherwise provided below. Such actions may be taken at a meeting of the
Administrator or without a meeting by a resolution or memorandum signed by all the persons then appointed Administrator. No Administrator shall be entitled to vote or decide upon any matter pertaining to himself or herself individually but such matter shall be determined by the remaining
Administrator or by a majority of the remaining Administrators, if any, or if the Administrator is one person, by the Compensation Committee.

The Administrator may appoint agents, retain legal counsel and other services, and perform such acts as may be necessary for the proper administration of the Plan.

Sec. 5-4. Recordkeeping. The Administrator shall maintain records and data as may be necessary and appropriate for the proper administration of the
Plan and shall determine the amounts distributable to Participants and
Beneficiaries.

Sec. 5-5. Rules and Regulations. The Administrator may adopt and promulgate such rules and regulations as it may deem appropriate for the administration of the Plan. The Administrator shall adopt and promulgate written rules governing claims procedures reasonably calculated to:

(i) provide adequate written notice to any Participant or other person whose claim under the Plan has been denied, setting forth the specific reasons for such denial; and

(ii) afford a reasonable opportunity to such Participant or other person for a full and fair review by the Plan Administrator of the decision denying the claim.

The determination of the Administrator upon such review shall be final and conclusive.

Sec. 5-6. Reliance on Documents. The Administrator shall be entitled to rely upon, and shall have no liability in relying upon, any representation made to it by TI or any officer of TI, or upon any paper or document believed by it to be genuine and to have been signed or sent by the proper person.

Sec. 5-7. Non-Liability. No member of the Board of Directors, nor
Administrator, nor any officer or employee of TI shall be liable for any act done or omitted by him or her with respect to the Plan except for his or her own willful misconduct.

Sec. 5-8. Resignation or Removal. Any Administrator may resign by giving written notice to the Compensation Committee and may be removed by the
Compensation Committee by giving written notice to the Administrator. Upon the death, resignation, removal or inability of any Administrator to act as such, the Compensation Committee may appoint a successor.

Sec. 5.9. Information: Overpayment or Underpayment of Benefits. In

implementing the terms of this Plan the Administrator may, without the consent of notice to any person, release to or obtain from any entity or other organization or person information, with respect to any persons, which the
Administrator deems to be necessary for such purpose. Any Participant or
Beneficiary claiming benefits under this Plan shall furnish to the
Administrator such information as may be necessary to determine eligibility for and amount of benefit, as a condition of claim to and receipt of such benefit. The Administrator may adopt, in its sole discretion, whatever rules, procedures and accounting practices it determines to be appropriate in providing for the collection of any overpayment of benefits. If a Participant or Beneficiary receives an underpayment of benefits, the Administrator shall direct that immediate payment be made to make up for the underpayment. If an overpayment is made to a Participant or Beneficiary for whatever reason, the
Administrator in its sole discretion, may withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant or Beneficiary may be entitled.

Article VI
General Provisions

Sec. 6-1. Amendment, Termination. The Compensation Committee of the
Board of Directors of TI may change, amend, modify, alter, or terminate the
Plan at any time and in any manner, prospectively or retroactively, except that no such amendment, modification, alteration or termination shall be exercised retroactively to reduce or eliminate the benefit accrued by a
Participant to the date of amendment, modification or termination. The
Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Plan.

Sec. 6-2. Plan Not an Employment Contract. The Plan is not an
employment contract. It does not give to any person the right to be continued
in employment, and all Participants remain subject to change of compensation, transfer, change of job, discipline, layoff, discharge or any other change of employment status. Nothing contained in this Plan shall prevent a Participant or Beneficiary from receiving, in addition to any payments provided for under this Plan, any payments provided for any other Plan or benefit program of the
Employers, or which would otherwise be payable or distributable to him or her or his or her surviving spouse or Beneficiary. Nothing in this Plan shall be construed as preventing TI or any of its subsidiaries from establishing any other or different Plans providing for current or deferred supplemental compensation for employees.

Sec. 6-3. Rights of Persons Making Claims. No Employee, or Participant,
or any person or entity claiming through an Employee or Participant, shall have any rights whatsoever other than the rights and benefits specifically granted under this Plan.

In witness whereof, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer.

Texas Instruments Incorporated:

By: /s/ RICHARD J. AGNICH

--------------------------------
Richard J. Agnich
Senior Vice President, General Counsel
and Secretary